UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

                    (302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The disclosure required to be provided herein is incorporated by reference to Item 3.02 below.

SECTION 3 — SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities

On March 11, 2008, O2Diesel Corporation’s (the “Company’) wholly owned subsidiary O2Diesel Europe, Plc (“O2Diesel Europe”), entered into an exclusive Technology License and Services Agreement (the “Agreement”) with KL Process Design Group, LLC (“KL”), whereby O2Diesel Europe obtained an exclusive license to use, exploit and sublicense certain KL intellectual property, know-how and processes for the production and sale of ethanol from feedstocks other than simple sugars and starches (the “Product”). KL granted this license to O2Diesel Europe on an exclusive basis in Europe, India, Russia and other rapidly developing global markets. Pursuant to the Agreement, KL also agreed to provide certain services related to the design and construction of production plants necessary to produce the Product.

As part of the Agreement, the Company agreed to issue 1,000,000 shares of the Company’s common stock to KL as consideration for the license, as well as certain royalty and design services fees. The common stock was issued to the accredited investor in a transaction that will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated under the Securities Act.

A copy of the Agreement will be filed as an exhibit to the Company’s Form 10-Q on or about May 15, 2008. A copy of the Company’s March 13, 2008 Press Release announcing the transaction is filed hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Text of Press Release, issued by O2Diesel Corporation on March 13, 2008. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: March 13, 2008